Exhibit 99.3

Letter of Transmittal

Regarding Class A Shares and Class I Shares in

Steben Select Multi-Strategy Fund

Tendered Pursuant to the Offer to Repurchase
Dated June 22, 2018

This Letter of Transmittal Must Be
Received by Steben Select Multi-Strategy Fund
by July 23, 2018, Unless the Offer Is Extended.

The Offer and Withdrawal Rights Will Expire
at 12:00 Midnight, Eastern Time, on
July 23, 2018, Unless the Offer Is Extended.

Complete this Letter of Transmittal, and Return or Deliver to

Steben Select Multi-Strategy Fund:

Regular Mail:

Steben Select Multi-Strategy Fund

c/o U.S. Bancorp Fund Services, LLC

P.O. Box 701

Milwaukee, WI 53201-0701

Overnight Mail:

Steben Select Multi-Strategy Fund

c/o U.S. Bancorp Fund Services, LLC

615 E. Michigan Street, 3rd Floor

Milwaukee, WI 53202

For additional information:

Phone: 800.726.3400

You may also direct questions to your financial consultant.

Letter of Transmittal to Tender Shares Steben Select Multi-Strategy Fund Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to Steben Select Multi-Strategy Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class A Shares and/or Class I Shares of the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to repurchase, dated June 22, 2018 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Repurchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Repurchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Repurchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Repurchase, the Fund may not be required to repurchase the Shares tendered hereby.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Repurchase, this tender is irrevocable.

PLEASE MAIL IN THE ENCLOSED ENVELOPE TO: Steben Select Multi-Strategy Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701. FOR ADDITIONAL INFORMATION, you may call the Fund at 800.726.3400.

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder (as the Shares are titled):

Social Security No. or Taxpayer I.D. No.:

Telephone Number:

Account Number:

PART 2.	AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

	☐	All of the undersigned’s Shares.

	☐	That amount of the undersigned’s Shares having the following dollar value:

Class A Shares : $__________ Class I Shares : $__________

Note: Shareholders desiring to tender Shares for repurchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for repurchase by the Fund.

	☐	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

Letter of Transmittal to Tender Shares Steben Select Multi-Strategy Fund Page 2

PART 3.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date: ________________________

Letter of Transmittal to Tender Shares Steben Select Multi-Strategy Fund Page 3